EX-99.2 OTHERDOC
EZ-CAP FINANCIAL STATEMENTS



                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                            (a Delaware corporation)

                              Financial Statements

             For the Six Month Periods Ended June 30, 2001 and 2000

                                Table of Contents
                                                                         Page

Independent Accountants' Report                                           1

Balance Sheets as of June 30, 2001 and 2000                               2

Statements of Income for the Six Month Periods Ended
June 30, 2001 and 2000                                                    3

Statements of Cash Flows for the Six Month Periods Ended
June 30, 2001 and 2000                                                    4

Notes to Financial Statements                                        5 - 10

--------------------------------------------------------------------------------

INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors
QuadraMed Corporation
OAO Technical Solutions LLC
Woodland Hills, California



We have reviewed the accompanying balance sheets of the EZ-CAP Division of QuadraMed Corporation (a Delaware corporation) as of June 30, 2001 and 2000, and the related statements of income and cash flows for the six month periods then ended. All of the information included in these financial statements is the representation of the management of QuadraMed Corporation.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express an opinion.

The accompanying financial statements were prepared to present the financial position, results of operations and cash flows of the EZ-CAP Division of QuadraMed Corporation and may not be indicative of conditions that would have existed or results that would have occurred had the EZ-CAP Division operated as an unaffiliated entity.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.


/s/  PISENTI & BRINKER LLP

Petaluma, California
October 15, 2001

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                                 BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                                                           June 30,
                                                                             ---------------------------------
                                                                                  2001              2000
                                                                             ---------------   ---------------
                                                           ASSETS
Current Assets:
   Accounts receivable, net of allowance for uncollectible accounts
      of $163 and $128, respectively                                              $2,742           $1,757
   Inventories                                                                       123               39
   Deferred income taxes                                                              49              102
   Prepaid expenses and other current assets                                         134               90
                                                                                  ------           ------
             Total Current Assets                                                  3,048            1,988

Property and equipment, net                                                          241              241
Capitalized Software Development,  net of accumulated
   amortization of $413 and $188, respectively                                       756              981
Intangibles, net of accumulated amortization of $355 and $184 respectively           667              838
                                                                                  ------           ------
             Total Assets                                                         $4,712           $4,187
                                                                                  ======           ======

                                                          LIABILITIES
Current Liabilities:
   Accounts payable                                                               $  140           $  123
   Accrued payroll and related costs                                                 237              279
   Deferred revenue                                                                  672              777
   Due to home office                                                              3,654            2,952
                                                                                  ------           ------
             Total Current Liabilities                                             4,703            4,131


     Deferred income taxes                                                             9               56
                                                                                  ------           ------
             Total Liabilities                                                    $4,712           $4,187
                                                                                  ======           ======

   The accompanying notes are an integral part of these financial statements.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                              STATEMENTS OF INCOME
                                 (In thousands)
                                   (Unaudited)

                                                               For the Six Months Ended
                                                                     June 30,
                                                          ---------------------------------
                                                               2001              2000
                                                          ----------------   --------------
Revenues:
     License and software related services                  $5,058                $4,448

Operating Expenses:
     Costs of license and service revenues                   1,455                 1,188
     General and administration                              1,576                 1,385
     Sales and Marketing                                       595                   453
     Research and development                                  594                   501
     Amortization of intangibles                                85                    85
                                                            ------                ------
        Total operating expenses                             4,305                 3,612
                                                            ------                ------

Income  Before Income Taxes                                    753                   836

Provision for Income Taxes                                     296                   330
                                                            ------                ------

Net Income                                                  $  457                $  506
                                                            ======                ======


   The accompanying notes are an integral part of these financial statements.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                            STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                                  For the Six Months Ended
                                                                                         June 30,
                                                                           -------------------------------------
                                                                                  2001                2000
                                                                           ------------------   ----------------
Cash Flows from Operating Activities:
   Net Income                                                                   $   457            $   506
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                  315                364
   Changes in assets and liabilities:
     Accounts receivable, net                                                      (882)             2,544
      Inventories                                                                   (27)                10
      Prepaid expenses and other                                                    (28)                16
      Deferred income taxes                                                         (40)                --
      Deferred revenue                                                             (114)                16
      Accounts payable and accrued liabilities                                     (102)               (21)
      Due to home office                                                            510             (3,077)
                                                                                -------            -------
          Net cash provided by operating activities                                  89                246
                                                                                -------            -------
   Cash Flows from Investing Activities:
    Purchase of equipment                                                           (89)               (10)
    Capitalization of computer software development costs                            --               (236)
                                                                                -------            -------
          Net cash used in investing activities                                     (89)              (246)
                                                                                -------            -------
     Net increase (decrease) in cash                                                 --                 --

Cash at beginning of period                                                          --                 --
                                                                                -------            -------
Cash at end of period                                                               $--                $--
                                                                                =======            =======

Supplemental disclosure of cash flow information:

No cash was paid for interest or income taxes for the six months ended June 30, 2001 and 2000, respectively.


   The accompanying notes are an integral part of these financial statements.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                             (Amounts in thousands)


1. ACQUISTION AND NATURE OF OPERATIONS

     (a) Acquisition

On August 16, 2001, OAO Transition, LLC, a Delaware limited liability company ("OAO Transition") and OAO Technology Solutions, Inc., a Delaware corporation ("OAO" and together with OAO Transition, "Purchaser") entered into an asset purchase agreement with QuadraMed Corporation ("QuadraMed"), a Delaware corporation, and its wholly owned subsidiary QuadraMed Operating corporation for the sale of certain assets used to conduct QuadraMed's EZ-CAP managed care software business. These assets and related products represent the major components, but not the entire suite of assets and products, that comprise the EZ-CAP Division ("EZ-CAP") as previously reported in SEC filings made by QuadraMed.

The acquisition transaction was finalized on August 31, 2001 for an aggregate cash purchase price of approximately $9 million. This transaction has been accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired, including developed technology, intangible assets and liabilities assumed, based on their fair value. In addition, QuadraMed has the opportunity to receive up to $5 million in additional payments based on EZ-CAP's revenue growth and customer retention as part of OAO Transition, LLC.

     (b) Nature of Operations

EZ-CAP develops and markets software products to address the needs of healthcare providers. Its software products offer a fully functional managed care claims payment and management information system. The software products are designed specifically to meet the needs of managed care organizations incorporating eligibility, plan benefits, providers, claims, capitation, case management, and customer service. The software processes patient claims, tracks encounters, treatment authorizations, physician and hospital billings, calculates capitation payments, writes checks and produces a wide range of reports. In conjunction with licensing of its products, EZ-CAP offers installation, training, user support, third-party software and hardware.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Basis of Presentation

These financial statements include the accounts of EZ-CAP, which have been prepared in conformity with (i) accounting principles generally accepted in the United States of America; and (ii) the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"). Historically, financial statements have not been prepared for EZ-CAP and the accompanying financial statements are derived from the historical accounting records of QuadraMed. These financial statements may not be indicative of conditions that would have existed or results that would have occurred had EZ-CAP operated as an unaffiliated entity.

     (b) Use of Estimates in Preparation of Financial Statements

In preparing these financial statements in conformity with accounting principles generally accepted in the United States of America, management has made estimates and assumptions that affect the reported amounts of assets and liabilities, disclosed contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from these estimates. Significant estimates and assumptions have been made regarding intangible assets, primarily goodwill, resulting from acquisitions. QuadraMed periodically conducts revenue tests to validate carried intangible asset valuations.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                             (Amounts in thousands)

     (c) Fair Value of Financial Instruments

EZ-CAP states all financial instruments, including accounts receivable and home office at their fair values.

     (d) Advertising

Advertising costs are expensed as incurred. Advertising expense amounted to $13 and $5 for the six months ended June 30, 2001 and 2000, respectively.

     (e) Property and Equipment

Property and equipment consist of the following at June 30:

                                               2001            2000
                                           -----------      -----------
Computer equipment                           $ 1,630         $ 1,508
Furniture and fixtures                           309             309
Office equipment                                  72              72
Leasehold improvements                            20              20
                                             -------         -------
                                               2,031           1,909
                                             -------         -------

Accumulated depreciation                      (1,790)         (1,529)
                                             -------         -------
Property and equipment, net                  $   241         $   380
                                             =======         =======

Property and equipment is stated at cost and depreciated using the straight-line method over its estimated useful life, which is generally from three to five years. Depreciation expense amounted to $122 and $162 for the six months ended June 30, 2001 and 2000, respectively. Leasehold improvements are amortized over the term of the related lease. Maintenance and repairs are expensed as incurred.

     (f) Intangible Assets

Intangibles are comprised of goodwill, which is the amount of purchase price in excess of the fair value of the tangible net assets, and other identifiable intangible assets as a result of the May, 1999 acquisition of Millennium Consulting Services, LLC. Capitalized amounts are amortized on a straight-line basis over a period of six years. Goodwill is evaluated quarterly for impairment and written down to net realizable value if and when required. Amortization of intangibles amounted to $85 for each of the six month periods ended June 30, 2001 and 2000.

     (g) Revenue Recognition

EZ-CAP revenues are derived from software products. Software product revenues include amounts received for licenses and software-related services, such as installation and post-installation customer support fees, third-party hardware sales, and other software-related revenue.

EZ-CAP software products can be licensed individually or as a suite of interrelated products. Licenses are granted for a specified term (generally ranging from one to three years; typically paid monthly or annually) or in perpetuity. Revenues from enterprise-wide systems are recognized using the percentage of completion method. Term licenses for specific applications are recognized monthly or annually over the term of the license arrangement, beginning at the date of installation. Revenues from perpetual licenses for specific applications are recognized upon shipment of the software if there is persuasive evidence of an agreement, collection of the resulting receivable is probable, and the fee is fixed and determinable. If there is a contractual acceptance period, revenues are recognized on the earlier of (a) acceptance; or
(b) the expiration of the acceptance period. Software-related service revenue is recognized upon completion of installation. Post-installation customer support is recognized ratably over the term of the support period. Deferred revenue is revenue received in advance from customers for future work. Costs of software products include hardware, royalties to third parties, and installation costs.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                             (Amounts in thousands)


     (h) Corporate Overhead Allocation

The financial statements include the effects of corporate allocations for various overhead and shared costs incurred by QuadraMed's home office in support of EZ-CAP. These costs are charged to EZ-CAP through a pre-determined allocation formula based primarily on a combination of projected revenue and headcount for each of QuadraMed's product lines.

     (i) New Accounting Pronouncements

QuadraMed adopted The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement No. 133," effective January 1, 2001. Because of QuadraMed's limited use of derivative instruments, QuadraMed has elected not to account for its derivative instruments as hedges. Accordingly, upon adoption, the fair values of derivative instruments will be recorded as assets or liabilities on the balance sheet, and changes in fair values of these instruments beyond normal sales and purchases will be reflected in current income.  QuadraMed  may elect to apply  hedge  accounting,  which has  different financial statement effects, to possible future transactions involving derivative instruments, if significant. Such an election would reduce earnings volatility that might otherwise result if changes in fair values were recognized in current income. The adoption of SFAS No. 133 and SFAS No. 138 did not have a significant impact on QuadraMed's results of operations or financial position.

In September 2000, the FASB issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - A Replacement of FASB Statement No. 125". SFAS No. 140 is effective for transfers occurring after March 31, 2001, and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. SFAS No. 140 has no significant effect on QuadraMed's accounting or disclosures for the types of transactions within the scope of the new standard.

In June 2001, the FASB issued Statement No. 141 "Business Combinations". The Statement addresses financial accounting and reporting for business combinations and supercedes APB Opinion No. 16, "Business Combinations", and FASB Statement No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises". All business combinations within the scope of this Statement are to be accounted for using one method, the purchase method. The provisions of this Statement apply to all business combinations initiated after June 30, 2001. The adoption of the new Statement is not expected to have a material effect on EZ-CAP's financial position, results of operations, or cash flows.

In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". The Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supercedes APB Opinion No. 17, "Intangible Assets". SFAS No. 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in business combination) should be accounted for in financial statements upon acquisition. In addition, this Statement addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. Management is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                             (Amounts in thousands)

3.   HOME OFFICE

Prior to the closing of the asset purchase agreement between QuadraMed and OAO Transition, LLC, EZ-CAP was a division of QuadraMed. The specific assets and related product lines included in the sale were comprised of the major components, but not the entire suite of assets and products that comprised the EZ-CAP division as previously reported in SEC filings made by QuadraMed. At that time and for the periods presented in the accompanying financial statements, EZ-CAP was not a separate legal entity, nor did it have its own equity balance. As such, the difference between assets and liabilities is included in current liabilities as "Due to home office". This balance is classified as a current liability because the intent was to pay earnings to the home office (QuadraMed) after the close of each year.

The balance of the home office liability was $3,654 and $2,952 as of June 30, 2001 and 2000, respectively.

4.   COMPUTER SOFTWARE DEVELOPMENT COSTS

Software development costs are capitalized upon the establishment of technological feasibility, generally representing establishment of a working model that is typically the beta version of the software. Capitalized software development costs require a continuing assessment of their recoverability. This assessment requires considerable judgment by the company with respect to various factors, including, but not limited to, anticipated future gross product revenues, estimated economic lives and changes in software and hardware technology. EZ-CAP incurred software development costs in the amount of $0 and $236 for the six months ended June 30, 2001 and 2000, respectively.

Amortization is based upon the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or; (b) the straight-line method over the remaining estimated economic life of the product, generally five years. Amortization of capitalized software development costs amounted to $108 and $117 for the six months ended June 30, 2001 and 2000, respectively.

Expenditures for research activities prior to the establishment of technological feasibility and for product upgrades to improve product performance or to respond to updated regulations and business requirements are charged to expense as incurred. Such expenditures amounted to $594 and $501 for the six months ended June 30, 2001 and 2000, respectively.

5.   LEASE AGREEMENTS

EZ-CAP, entered into a non-cancelable operating lease for its principal office space, which expires in 2005. The agreement calls for an annual base rent of $442 through 2004 and $258 in 2005. The lease includes provisions for additional rent based on increases in operating expenses over the base year. The lease contains renewal options.

The minimum future lease payments required under the lease at June 30, 2001 are as follows:

         2001                           $   221
         2002                               442
         2003                               442
         2004                               442
         2005                               258
                                        --------
         Total minimum payments         $ 1,805
                                        =======

Rent expense amounted to $205 and $221 for the six months ended June 30, 2001 and 2000, respectively.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                             (Amounts in thousands)


6.   INCOME TAXES

QuadraMed   accounts  for  income  taxes  pursuant  to  Statement  of  Financial
Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes. SFAS No. 109 provides for an asset and liability approach to accounting for income taxes under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which taxes become payable.

The components of EZ-CAP's deferred tax assets and liabilities are as follows at June 30:

                                      2001      2000
                                      ----      ----
Deferred tax assets:
    Accruals and reserves             $ 109    $ 153
    Depreciation                          7       --
                                      -----    -----
                                        116      153

Deferred tax liabilities:
    Depreciation                         --      (47)
    Intangible assets                   (76)     (60)
                                      -----    -----
                                        (76)    (107)
                                      -----    -----
Net deferred tax asset                $  40    $  46
                                      =====    =====

The significant components of the provision for income taxes are as follows:


                                                      For the Six Months Ended
                                                             June 30,
                                                   ----------------------------

                                                     2001             2000
                                                     ----             ----
     Current expense:
          Federal                                    $ 264            $ 227
          State                                         72               77
                                                     -----            -----
     Total current                                     336              304
     Deferred expense (benefit):
          Federal                                      (33)              29
          State                                         (6)              (3)
                                                     -----            -----
     Total deferred                                    (40)              26
                                                     -----            -----
     Total income tax provision                      $ 296            $ 330
                                                     =====            =====


Reconciliation of the provision for income taxes computed at the statutory rate to the expected effective tax rate is as follows at June 30:

                                                             2001         2000
                                                             ----         ----

         Federal income tax rate                              34%          34%
         State income taxes, net of federal benefit            6%           6%
                                                             ---          ---
         Effective tax rate                                   40%          40%
                                                             ===          ===

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                             (Amounts in thousands)


7.   EMPLOYEE BENEFIT PLAN

Employees of the EZ-CAP participated in the 401(k) Savings Plan (the "Plan") of QuadraMed. All eligible EZ-CAP employees may participate in the Plan and elect to contribute up to 15% of pre-tax compensation to the Plan subject to limitations provided by the Internal Revenue Service. Employee contributions are 100% vested at all times. At its discretion, QuadraMed may match employee contributions to the Plan. The vesting of such contributions is based on the employee's years of service, becoming 100% vested after 4 years. Discretionary contributions made to the plan for EZ-CAP employees amounted to $24 and $19 for the six months ended June 30, 2001 and 2000, respectively.

8.   ACQUISITION

In May, 1999 QuadraMed acquired Millennium Consulting Services, LLC for approximately $1 million in cash. This transaction is reflected in the attached financial statements as the net assets and technology received from this transaction were primarily used within EZ-CAP. In connection with this acquisition, which was accounted for as a purchase, the purchase price has been allocated based upon the fair value of the assets and liabilities acquired.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                            (a Delaware corporation)

                              Financial Statements

                     Years Ended December 31, 2000 and 1999

                                Table of Contents


                                                                           Page
                                                                           ----

Independent Auditors' Report                                                 1

Balance Sheets as of December 31, 2000 and 1999                              2

Statements of Income for the years ended December 31, 2000 and 1999          3

Statements of Cash Flows for the years ended December 31, 2000 and 1999      4

Notes to Financial Statements                                           5 - 11

--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
QuadraMed Corporation
OAO Technical Solutions LLC
Woodland Hills, California


We have audited the accompanying balance sheets of the EZ-CAP Division of QuadraMed Corporation (a Delaware corporation) as of December 31, 2000 and 1999, and the related statements of income and cash flows for the years then ended. These financial statements are the responsibility of QuadraMed Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the financial position, results of operations and cash flows of the EZ-CAP Division of QuadraMed Corporation and may not be indicative of conditions that would have existed or results that would have occurred had the EZ-CAP Division operated as an unaffiliated entity.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the EZ-CAP Division of QuadraMed Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/  PISENTI & BRINKER LLP

Petaluma, California
October 15, 2001

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                                 BALANCE SHEETS
                                 (In thousands)

                                                                                     December 31,
                                                                           ----------------------------------
                                                                                2000              1999
                                                                           ---------------   ----------------
                                     ASSETS
Current Assets:
   Accounts receivable, net of allowance for uncollectible accounts
      of  $124 and $114, respectively                                          $1,860             $4,301
   Inventories                                                                     96                 50
   Deferred income taxes                                                           36                 46
   Prepaid expenses and other current assets                                      106                106
                                                                               ------             ------
            Total Current Assets                                                2,098              4,503
                                                                               ------             ------

Property and equipment, net                                                       273                531
Capitalized software development, net of accumulated
       amortization of $305 and $71, respectively                                 864                863
Intangibles, net of accumulated amortization of $270 and
$100, respectively                                                                753                923
Deferred income taxes                                                              --                 25
                                                                               ------             ------
                Total Assets                                                   $3,988             $6,845
                                                                               ======             ======

                                   LIABILITIES
Current Liabilities:
   Accounts payable                                                            $  186             $  164
   Accrued payroll and related costs                                              292                260
   Deferred revenue                                                               786                898
   Due to home office                                                           2,687              5,523
                                                                               ------             ------
           Total  Current Liabilities                                           3,951              6,845
                                                                               ------             ------

     Deferred income taxes                                                         37                 --
                                                                               ------             ------
                 Total Liabilities                                             $3,988             $6,845
                                                                               ======             ======


   The accompanying notes are an integral part of these financial statements.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                              STATEMENTS OF INCOME
                                 (In thousands)

                                                               For the Years Ended December 31,
                                                              ---------------------------------
                                                                   2000              1999
                                                              ----------------  ---------------
Revenues:
     License and software related services                        $ 8,860            $16,646

Operating Expenses:
     Costs of license and service revenues                          3,026              4,998
     General and administration                                     2,887              3,542
     Sales and Marketing                                              910              1,919
     Research and development                                         992              1,480
     Amortization of intangibles                                      170                 99
                                                                  -------            -------
        Total operating expenses                                    7,985             12,038
                                                                  -------            -------

Income  from Operations                                               875              4,608

Other Income:
     Interest income                                                   --                 62
     Other income, net                                                  8                 --
                                                                  -------            -------
        Total other income                                              8                 62
                                                                  -------            -------

Income Before Income Taxes                                            883              4,670

Provision for Income Taxes                                            349              1,854
                                                                  -------            -------

Net Income                                                        $   534            $ 2,816
                                                                  =======            =======


   The accompanying notes are an integral part of these financial statements.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                            STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                  For the Years Ended December 31,
                                                                                ----------------------------------
                                                                                     2000              1999
                                                                                -----------------   --------------
  Cash Flows from Operating Activities:
    Net income                                                                      $   534          $ 2,816
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                    705              483
    Changes in assets and liabilities:
      Accounts receivable,  net                                                       2,441             (282)
      Inventories                                                                       (46)               3
      Prepaid expenses and other                                                         --              422
      Deferred income taxes                                                              72               58
      Deferred revenue                                                                 (112)             162
      Accounts payable and accrued liabilities                                           54           (1,585)
      Due to home office                                                             (3,370)            (685)
                                                                                    -------          -------
          Net cash provided by operating activities                                     278            1,382
                                                                                    -------          -------
  Cash Flows from Investing Activities:
    Purchase of equipment                                                               (43)             (74)
    Acquisition of Millennium Consulting Services, LLC                                   --           (1,022)
    Capitalization of computer software development costs                              (235)            (414)
                                                                                    -------          -------
          Net cash used in investing activities                                        (278)          (1,510)
     Net decrease in cash                                                                --             (128)

  Cash at beginning of year                                                              --              128
                                                                                    -------          -------
  Cash at end of year                                                               $    --          $    --
                                                                                    =======          =======


  Supplemental disclosure of cash flow information:

    No cash was paid for interest or income  taxes for the years ended  December
    31, 2000 and 1999, respectively

  Noncash investing and financing activities:

   Net book value of equipment and software transferred to home office              $    --          $   186

   Available for sale securities transferred to home office                         $    --          $   964



    The accompanying notes are an integral part of these financial statements

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                             (Amounts in thousands)

     1.   ACQUISTION AND NATURE OF OPERATIONS

          (a)  Acquisition

     On August 16, 2001, OAO Transition, LLC, a Delaware limited liability company ("OAO Transition") and OAO Technology Solutions, Inc., a Delaware corporation ("OAO" and together with OAO Transition, "Purchaser") entered into an asset purchase agreement with QuadraMed Corporation ("QuadraMed"), a Delaware corporation, and its wholly owned subsidiary QuadraMed Operating corporation for the sale of certain assets used to conduct QuadraMed's EZ-CAP managed care software business. These assets and related products represent the major components, but not the entire suite of assets and products, that comprise the EZ-CAP Division ("EZ-CAP") as previously reported in SEC filings made by QuadraMed.

     The acquisition transaction was finalized on August 31, 2001 for an aggregate cash purchase price of approximately $9 million. This transaction has been accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired, including developed technology, intangible assets and liabilities assumed, based on their fair value. In addition, QuadraMed has the opportunity to receive up to $5 million in additional payments based on EZ-CAP's revenue growth and customer retention as part of OAO Transition, LLC.

          (b)  Nature of Operations

     EZ-CAP develops and markets software products to address the needs of healthcare providers. Its software products offer a fully functional managed care claims payment and management information system. The software products are designed specifically to meet the needs of managed care organizations incorporating eligibility, plan benefits, providers, claims, capitation, case management, and customer service. The software processes patient claims, tracks encounters, treatment authorizations, physician and hospital billings, calculates capitation payments, writes checks and produces a wide range of reports. In conjunction with licensing of its products, EZ-CAP offers installation, training, user support, third-party software and hardware.

     2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          (a)  Basis of Presentation

     These financial statements include the accounts of EZ-CAP, which have been prepared in conformity with (i) accounting principles generally accepted in the United States of America; and (ii) the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"). Historically, financial statements have not been prepared for EZ-CAP and the accompanying financial statements are derived from the historical accounting records of QuadraMed. These financial statements may not be indicative of conditions that would have existed or results that would have occurred had EZ-CAP operated as an unaffiliated entity.

          (b)  Use of Estimates in Preparation of Financial Statements

     In preparing these financial statements in conformity with accounting principles generally accepted in the United States of America, management has made estimates and assumptions that affect the reported amounts of assets and liabilities, disclosed contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from these estimates. Significant estimates and assumptions have been made regarding intangible assets, primarily goodwill, resulting from acquisitions. QuadraMed periodically conducts revenue tests to validate carried intangible asset valuations.

          (c)  Fair Value of Financial Instruments

     EZ-CAP states all financial instruments, including accounts receivable and home office at their fair values.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                             (Amounts in thousands)

          (d)  Advertising

     Advertising costs are expensed as incurred. Advertising expense amounted to $14 and $174 for the years ended December 31, 2000 and 1999, respectively.

          (e)  Property and Equipment

     Property and equipment consist of the following at December 31:

                                                2000             1999
                                             ----------       ----------
        Computer equipment                     $ 1,541         $ 1,497
        Furniture and fixtures                     309             309
        Office equipment                            72              72
        Leasehold improvements                      19              19
                                               -------         -------
                                                 1,941           1,898
                                               -------         -------

        Accumulated depreciation                (1,668)         (1,367)
                                               -------         -------
        Property and equipment, net            $   273         $   531
                                               =======         =======

     Property and equipment is stated at cost and depreciated using the straight-line method over its estimated useful life, which is generally from three to five years. Depreciation expense was $301 and $352 for the years ended December 31, 2000 and 1999, respectively. Leasehold improvements are amortized over the term of the related lease. During the year ended December 31, 1999, EZ-CAP transferred property and equipment with a net book value of $186 to the home office. Maintenance and repairs are expensed as incurred.

          (f)  Intangible Assets

     Intangibles are comprised of goodwill, which is the amount of purchase price in excess of the fair value of the tangible net assets, and other identifiable intangible assets as a result of the May, 1999 acquisition of Millennium Consulting Services, LLC. Capitalized amounts are amortized on a straight-line basis over a period of six years. Goodwill is evaluated quarterly for impairment and written down to net realizable value if and when required. Amortization of intangibles amounted to $170 and $99 for the years ended December 31, 2000 and 1999, respectively.

          (g)  Revenue Recognition

     EZ-CAP revenues are derived from software products. Software product revenues include amounts received for licenses and software-related services, such as installation and post-installation customer support fees, third-party hardware sales, and other software-related revenue.

     EZ-CAP software products can be licensed individually or as a suite of interrelated products. Licenses are granted for a specified term (generally ranging from one to three years; typically paid monthly or annually) or in perpetuity. Revenues from enterprise-wide systems are recognized using the percentage of completion method. Term licenses for specific applications are recognized monthly or annually over the term of the license arrangement, beginning at the date of installation. Revenues from perpetual licenses for specific applications are recognized upon shipment of the software if there is persuasive evidence of an agreement, collection of the resulting receivable is probable, and the fee is fixed and determinable. If there is a contractual acceptance period, revenues are recognized on the earlier of (a) acceptance; or (b) the expiration of the acceptance period. Software-related service revenue is recognized upon completion of installation. Post-installation customer support is recognized ratably over the term of the support period. Deferred revenue is revenue received in advance from customers for future work. Costs of software products include hardware, royalties to third parties, and installation costs.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                             (Amounts in thousands)

          (h)  Corporate Overhead Allocation

     The financial statements include the effects of corporate allocations for various overhead and shared costs incurred by QuadraMed's home office in support of EZ-CAP. These costs are charged to EZ-CAP through a pre-determined allocation formula based primarily on a combination of projected revenue and headcount for each of QuadraMed's product lines.

          (i)  New Accounting Pronouncements

     QuadraMed adopted The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement No. 133," effective January 1, 2001. Because of QuadraMed's limited use of derivative instruments, QuadraMed has elected not to account for its derivative instruments as hedges. Accordingly, upon adoption, the fair values of derivative instruments will be recorded as assets or liabilities on the balance sheet, and changes in fair values of these instruments beyond normal sales and purchases will be reflected in current income. QuadraMed may elect to apply hedge accounting, which has different financial statement effects, to possible future transactions involving derivative instruments, if significant. Such an election would reduce earnings volatility that might otherwise result if changes in fair values were recognized in current income. The adoption of SFAS No. 133 and SFAS No. 138 did not have a significant impact on QuadraMed's results of operations or financial position.

     In September 2000, the FASB issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - A Replacement of FASB Statement No. 125". SFAS No. 140 is effective for transfers occurring after March 31, 2001, and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. SFAS No. 140 has no significant effect on EZ-CAP's accounting or disclosures for the types of transactions within the scope of the new standard.

     3.   HOME OFFICE

     Prior to the closing of the asset purchase agreement between QuadraMed and OAO Transition, LLC, EZ-CAP was a Division of QuadraMed. The specific assets and related product lines included in the sale were comprised of the major components, but not the entire suite of assets and products that comprised the EZ-CAP Division as previously reported in SEC filings made by QuadraMed. At that time and for the periods presented in the accompanying financial statements, EZ-CAP was not a separate legal entity, nor did it have its own equity balance. As such, the difference between assets and liabilities is included in current liabilities as "Due to home office". This balance is classified as a current liability because the intent was to pay earnings to the home office (QuadraMed) after the close of each year.

     The balance of the home office liability was $2,687 and $5,523, for the years ended December 31, 2000 and 1999, respectively.

     4.   COMPUTER SOFTWARE DEVELOPMENT COSTS

     Software development costs are capitalized upon the establishment of technological feasibility, generally representing establishment of a working model that is typically the beta version of the software. Capitalized software development costs require a continuing assessment of their recoverability. This assessment requires considerable judgment by the company with respect to various factors, including, but not limited to, anticipated future gross product revenues, estimated economic lives and changes in software and hardware technology. EZ-CAP incurred software development costs in the amount of $236 and $414 for the years ended December 31, 2000 and 1999, respectively.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                             (Amounts in thousands)

     Amortization is based upon the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or; (b) the straight-line method over the remaining estimated economic life of the product, generally five years. Amortization of capitalized software development costs was $234 and $32 for the years ended December 31, 2000 and 1999, respectively.

     Expenditures for research activities prior to the establishment of technological feasibility and for product upgrades to improve product performance or to respond to updated regulations and business requirements are charged to expense as incurred. Such expenditures amounted to $992 and $1,480 for the years ended December 31, 2000 and 1999, respectively.

     5.   LEASE AGREEMENTS

     EZ-CAP entered into a non-cancelable operating lease for its principal office space, which expires in 2005. The agreement calls for an annual base rent of $442 through 2004 and $258 in 2005. The lease includes provisions for additional rent based on increases in operating expenses over the base year and contains renewal options.

     The minimum future lease payments required under the lease at December 31, 2000 are as follows:

               2001                             $    442
               2002                                  442
               2003                                  442
               2004                                  442
               2005                                  258
                                                --------
               Total minimum payments           $  2,026
                                                ========

     Rental expense was $442 and $411 for the years ended December 31, 2000 and 1999, respectively.

     6.   INCOME TAXES

     QuadraMed accounts for income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 provides for an asset and liability approach to accounting for income taxes under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which taxes become payable.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                             (Amounts in thousands)


     The components of EZ-CAP's deferred tax assets and liabilities are as follows at December 31:

                                                      2000             1999
                                                      ----             ----
     Deferred tax assets:
       Accruals and reserves                         $  84            $ 190

     Deferred tax liabilities:
       Depreciation                                    (18)             (55)
       Intangible assets                               (67)             (64)
                                                     -----            -----
                                                       (85)            (119)
                                                     -----            -----
      Net deferred tax (liability) asset             $  (1)           $  71
                                                     =====            =====

     The significant components of the provision for income taxes are as follows at December 31:

                                                    2000            1999
                                                    ----            ----

     Current expense:
          Federal                                   $ 192         $1,398
          State                                        85            399
                                                   ------         ------
     Total current                                    277          1,797
     Deferred expense (benefit):
          Federal                                     (79)            45
          State                                        (7)            12
                                                   ------         ------
     Total deferred                                   (72)            57
                                                   ------         ------
     Total income tax provision                     $ 349         $1,854
                                                   ======         ======

     Reconciliation of the provision for income taxes computed at the statutory rate to the effective tax rate is as follows at December 31:

                                                           2000        1999
                                                           ----        ----

     Federal income tax rate                                34%         34%
     State income taxes, net of federal benefit              6%          6%
                                                            --          --
     Effective tax rate                                     40%         40%
                                                            ==          ==

     7.   STOCK OPTION PLANS

     Eligible employees of EZ-CAP participated in the stock option plan made available to all employees of QuadraMed. The plan is administered by QuadraMed's Board of Directors or its Compensation Committee and terminates in March of 2009. The exercise price of all options granted under the plan may not be less than 100% of fair market value on the date of the grant. Options vest on a schedule determined by the Board of Directors or the Compensation Committee with a maximum option term of ten years. Shares available for grant under the plan were 2,420,946 and 149,200 for the years ended December 31, 2000 and 1999, respectively.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                             (Amounts in thousands)


     QuadraMed  accounts for its  stock-based  awards using the intrinsic  value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations. Under this principle, there was no compensation expense recognized for the EZ-CAP Division for the periods ending December 31, 2000 or 1999.

     SFAS No. 123, "Accounting for Stock-Based Compensation", requires the disclosure of pro forma net income had QuadraMed adopted the fair value method as of the beginning of fiscal year 1995. In accordance with SFAS No. 123, the fair value of stock-based awards to EZ-CAP employees is calculated through the use of option pricing models. These models require subjective assumptions, including future stock price volatility and expected time to exercise. EZ-CAP's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur.

     Had compensation cost for EZ-CAP employee option plans been determined based on the fair value at the grant dates for the awards calculated in accordance with the method prescribed by SFAS No. 123, EZ-CAP's net income for the years ended December 31, 2000 and 1999 would have been the pro forma amounts indicated below:


                                        2000              1999
                                        ----              ----
               Net Income
                   As reported          $ 534            $ 2,816
                   Pro forma            $ 534            $ 2,585

     The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions for the years ended December 31, 2000 and 1999:

                                                    2000                1999
                                                     ----                ----
        Expected dividend yield                       0.0%               0.0%
        Expected stock price volatility             107.1%              91.7%
        Risk-free interest rate                       6.5%               6.5%
        Expected life of options                  5.0 years           5.0 years


     The weighted average fair value of options granted during 2000 and 1999 was $2.11 and $8.22 per share, respectively.

                                     EZ-CAP
                       A DIVISION OF QUADRAMED CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                             (Amounts in thousands)


     8.   EMPLOYEE BENEFIT PLAN

     Employees of EZ-CAP participated in the 401(k) Savings Plan (the "Plan") of QuadraMed. All eligible EZ-CAP employees may participate in the Plan and elect to contribute up to 15% of pre-tax compensation to the Plan subject to limitations provided by the Internal Revenue Service. Employee contributions are 100% vested at all times. At its discretion, QuadraMed may match employee contributions to the Plan. The vesting of such contributions is based on the employee's years of service, becoming 100% vested after 4 years. Discretionary contributions of $39 and $30 were made into the plan for EZ-CAP employees for the years ended December 31, 2000 and 1999, respectively.

     9.   ACQUISITION

     In May, 1999 QuadraMed acquired Millennium Consulting Services, LLC for approximately $1 million in cash. This transaction is reflected in the attached financial statements, as the net assets and technology received from this transaction were primarily used within EZ-CAP. In connection with this acquisition, which was accounted for as a purchase, the purchase price has been allocated based upon the fair value of the assets and liabilities acquired.

     10.  CONCENTRATION

     For the year ended December 31, 2000 EZ-CAP had one customer who accounted for more than 10% of revenues. This customer, Ghana Healthcare, accounted for $1 million in revenue or 11.7% of total 2000 revenue. EZ-CAP minimized the related credit risk by securing both a cash deposit and an irrevocable letter of credit totaling $1.3 million related to this contract. In 1999, EZ-CAP did not have any customers who accounted for more than 10% of total revenue.